Harvest Oil & Gas Announces First Quarter 2019 Results

HOUSTON, May 15, 2019 (Globe Newswire) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) today announced results for the first quarter of 2019 and the filing of its Form 10-Q with the Securities and Exchange Commission (“SEC”) on May 15, 2019. Harvest is the successor reporting company to EV Energy Partners, L.P.

Key Highlights

-     Generated a net loss of $35.8 million, or $(3.56) per basic and diluted weighted average share outstanding, and Adjusted EBITDAX of $12.4 million for the first quarter of 2019

-     Average daily production was 137.2 MMcfe for the first quarter of 2019

-     Completed the sale of oil and gas properties in the San Juan Basin in New Mexico and Colorado for $37.2 million in April 2019, net of purchase price adjustments

-     Completed the sale of certain assets in the Mid-Continent area for $4.1 million, net of purchase price adjustments, in January and April 2019, which included $0.9 million of preferential rights to purchase expected to close during the second quarter of 2019

-Borrowing base re-determined at $110 million on May 2, 2019

-Reduced outstanding borrowings under the credit facility to $8 million, as of May 14, 2019

First Quarter 2019 Financial Results

	First Quarter	Fourth Quarter
$ in millions unless noted otherwise	2019	2018
Average daily production (MMcfe/d)	137.2	144.9
Total revenues (1)	43.8	47.9
Total assets (2)	442.3	534.5
Net (loss) income (1) (3)	(35.8)	34.3
Adjusted EBITDAX (a non-GAAP financial measure) (1)(4)	12.4	9.0
Total debt (2)	55.0	115.0
Net cash provided by operating activities	19.4	19.6
Additions to oil and natural gas properties (5)	0.4	5.1

(1)

Includes royalty adjustment of $5.0 million in the fourth quarter. See Note 13 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in the Form 10-K filed March 29, 2019. Excluding this royalty adjustment, for the fourth quarter, total revenue would have been $52.9 million, net income would have been $39.3 million and Adjusted EBITDAX would have been $14.0 million.

(2)	As of March 31, 2019 and December 31, 2018
(3)	Includes $0.5 million of reorganization items, net, in the fourth quarter of 2018
(4)	Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Measures”
(5)	Represents cash payments during the period

For the first quarter of 2019, Harvest reported a net loss of $35.8 million, or $(3.56) per basic and diluted weighted average share outstanding compared to a net income of $34.3 million, or $3.41 per basic and diluted weighted average share outstanding, for the fourth quarter of 2018. For the first quarter of 2018, Harvest’s predecessor reported a net loss of $15.4 million, or $(0.31) per basic and diluted weighted average limited partner unit outstanding. Included in the 2019 first quarter net loss were the following items:

•	$26.1 million of impairment of oil and natural gas properties related to the San Juan Basin and Mid-Continent divestitures,
•	$17.5 million of non-cash losses on commodity derivatives,
•	$4.6 million of gain on equity securities,
•	$0.6 million of divestiture related expense contained in general and administrative expenses, and
•	$0.1 million of non-cash costs contained in general and administrative expenses.

Production for the first quarter of 2019 was 8.4 Bcf of natural gas, 178 MBbls of oil and 484 MBbls of natural gas liquids (NGLs), or 137.2 million cubic feet equivalent per day (MMcfe/d). This represents a 5 percent decrease from the fourth quarter of 2018 production of 144.9  MMcfe/d and a 24 percent decrease from the first quarter of 2018 production of 180.0  MMcfe/d.  The decrease in production from the fourth quarter of 2018 was due to the divestiture of oil and gas properties in

Central Texas and the Mid-Continent areas which closed in  December 2018, a divestiture in the Mid-Continent area which closed in January 2019 and natural production declines.  The decrease in production from the first quarter of 2018 was primarily due to the divestiture of the Central Texas and Karnes County, Texas properties, which closed in August 2018 and the Central Texas and the Mid-Continent area divestitures which closed in December 2018 and January 2019.

Adjusted EBITDAX for the first quarter of 2019 was $12.4 million, a 38 percent increase from the  fourth quarter of 2018 and a 53 percent decrease from the first quarter of 2018. The increase in Adjusted EBITDAX from the fourth quarter of 2018 was primarily due to a fourth quarter royalty adjustment, realized hedge gains compared to realized hedge losses in the previous period, and a  decrease in lease operating expenses, partially offset by a decrease in realized oil, natural gas, and natural gas liquids prices and the Central Texas and Mid-Continent area divestitures which closed in December 2018 and January 2019.  The decrease in Adjusted EBITDAX from the first quarter of 2018 was primarily due to the divestitures which closed in 2018 and January 2019, a decrease in realized oil and natural gas liquids prices and a decrease in realized commodity hedge gains,  partially offset by a decrease in restructuring costs and an increase in realized natural gas prices.  Adjusted EBITDAX is a Non-GAAP financial measures and is described in the attached table under “Non-GAAP Measures.”

Revolving Credit Facility and Liquidity

As of May 14, 2019, Harvest’s borrowing base under its credit facility was $110 million, of which $8 million was drawn. Liquidity from borrowing base capacity and cash on hand is currently approximately  $115 million. The decrease in the borrowing base during the Spring 2019 semi-annual redetermination was primarily a result of the divestitures of the San Juan Basin and Mid-Continent assets in April 2019 as well as a decline in bank commodity price assumptions. Harvest's next semi-annual borrowing base redetermination is scheduled for October 2019.

For more information regarding Harvest's debt and liquidity, please review Harvest's Quarterly Report on Form 10-Q filed on May 15, 2019 with the Securities and Exchange Commission.

Commodity Hedges

Since March 31, 2019, Harvest entered into the following commodity hedges.

Period	Index	Swap Volume	Swap Price
Natural Gas (MMBtus):
Jan - Dec 2020	NYMEX	3,660,000	$2.73

Also, in April 2019 and in connection with the San Juan and Mid-Continent asset divestitures, Harvest terminated the following hedge positions at a net gain of $45 thousand.

		Swap Volume
Period	Index	Terminated	Swap Price (1)
Natural Gas (MMBtus):
May - Dec 2019	NYMEX	3,675,000	$2.76

Crude (Bbls):
Apr - Dec 2019	WTI	75,625	$62.12
Jan - Dec 2020	WTI	64,050	60.49

Ethane (Bbls):
Apr - Dec 2019	Mt Belvieu	68,750	$11.39

Propane (Bbls):
May - Dec 2019	Mt Belvieu	24,500	$32.76

(1)	Executed price at time of entering into hedge

Details regarding Harvest’s total current hedge position may be found in the Total Current Hedge Position table at the end of this press release.

Quarterly Report on Form 10-Q

Harvest’s financial statements and related footnotes are available in its Quarterly Report on Form 10-Q, which was filed on May 15, 2019, and is available through the Investor Relations/SEC Filings section of the Harvest website at http://www.hvstog.com.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent areas in Oklahoma, Texas, Arkansas, Kansas, the Permian Basin, and the Monroe Field in Northern Louisiana. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018 and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. These risks include, but are not limited to, our inability to control our contract operator, EnerVest Operating, L.L.C., outside of the parameters of the Services Agreement, our ability to obtain needed capital or financing on satisfactory terms, fluctuations in prices of oil, natural gas and natural gas liquids and the length of time commodity prices remain depressed, our ability to maintain production levels through development drilling, risks associated with drilling and operating wells, the availability of drilling and production equipment, changes in applicable laws and regulations that adversely affect our operations and general economic conditions. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
Production data:
Oil (MBbls)	178	401
Natural gas liquids (MBbls)	484	635
Natural gas (MMcf)	8,375	9,980
Net production (MMcfe)	12,349	16,199
Average sales price per unit: (1)
Oil (Bbl)	$53.00	$62.08
Natural gas liquids (Bbl)	20.76	25.60
Natural gas (Mcf)	2.84	2.64
Mcfe	3.51	4.17
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.88	$1.70
Production taxes	0.18	0.22
Total	2.06	1.92
Depreciation, depletion and amortization	0.40	1.67
General and administrative expenses	0.52	0.48

(1)	Prior to realized $0.7 million and $1.6 million of net hedge gains on settlements of commodity derivatives for the three months ended March 31, 2019 and 2018, respectively.

Condensed Consolidated Balance Sheets

($ in thousands, except number of shares)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$19,439	$6,313
Equity securities	—	47,082
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	37,233	40,176
Other	853	4,496
Derivative asset	2,451	15,452
Other current assets	769	2,314
Total current assets	60,745	115,833

Oil and natural gas properties, net of accumulated depreciation, depletion
and amortization; March 31, 2019, $16,787; December 31, 2018, $12,950	323,743	405,688
Assets held for sale	48,998	—
Long-term derivative asset	3,220	8,499
Other assets	5,558	4,474
Total assets	$442,264	$534,494

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,043	$26,146
Derivative liability	376	1,165
Other current liabilities	763	—
Total current liabilities	27,182	27,311

Asset retirement obligations	110,712	117,529
Long–term debt, net	55,000	115,000
Liabilities held for sale	9,455	—
Other long–term liabilities	1,973	1,036

Commitments and contingencies

Mezzanine equity	117	79

Stockholders' equity:
Common stock - $0.01 par value; 65,000,000 shares authorized;
10,054,816 shares issued and 10,042,468 shares outstanding as of
March 31, 2019 and December 31, 2018	100	100
Additional paid-in capital	249,778	249,717
Treasury stock at cost - 12,348 shares as of March 31, 2019 and
December 31, 2018	(247)	(247)
Retained earnings (accumulated deficit)	(11,806)	23,969
Total stockholders' equity	237,825	273,539
Total liabilities and equity	$442,264	$534,494

Condensed Consolidated Statements of Operations

($ in thousands, except per share/unit data)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
Revenues:
Oil, natural gas and natural gas liquids revenues	$43,286	$67,558
Transportation and marketing–related revenues	560	384
Total revenues	43,846	67,942

Operating costs and expenses:
Lease operating expenses	23,200	27,544
Cost of purchased natural gas	399	315
Dry hole and exploration costs	39	82
Production taxes	2,193	3,525
Accretion expense on obligations	2,210	1,897
Depreciation, depletion and amortization	4,972	27,002
General and administrative expenses	6,370	7,725
Restructuring costs	—	5,211
Impairment of oil and natural gas properties	26,128	3
Gain on sales of oil and natural gas properties	(13)	(2)
Total operating costs and expenses	65,498	73,302

Operating loss	(21,652)	(5,360)

Other income (expense), net:
Gain (loss) on derivatives, net	(16,774)	399
Interest expense	(1,519)	(10,476)
Gain on equity securities	4,593	—
Other income (expense), net	(138)	302
Total other income (expense), net	(13,838)	(9,775)

Loss before income taxes	(35,490)	(15,135)

Income tax expense	(285)	(314)

Net loss	$(35,775)	$(15,449)

Basic and diluted earnings per share / unit:
Net loss	$(3.56)	$(0.31)

Weighted average common shares / units outstanding:
Basic	10,043	49,369
Diluted	10,043	49,369

Condensed Consolidated Statements of Cash Flows

($ in thousands)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net loss	$(35,775)	$(15,449)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion expense on obligations	2,210	1,897
Depreciation, depletion and amortization	4,972	27,002
Equity–based compensation cost	99	587
Impairment of oil and natural gas properties	26,128	3
Gain on sales of oil and natural gas properties	(13)	—
Gain on equity securities	(4,593)	—
(Gain) loss on derivatives, net	16,774	(399)
Cash settlements of matured derivative contracts	717	1,509
Other	205	280
Changes in operating assets and liabilities:
Accounts receivable	8,029	(2,327)
Other current assets	1,546	(1,702)
Accounts payable and accrued liabilities	(1,313)	(469)
Other, net	397	(3)
Net cash flows provided by operating activities	19,383	10,929

Cash flows from investing activities:
Additions to oil and natural gas properties	(443)	(19,478)
Reimbursements related to oil and natural gas properties	626	—
Proceeds from sale of oil and natural gas properties	1,872	3
Proceeds from sale of equity securities	51,675	—
Other	13	16
Net cash flows provided by (used in) investing activities	53,743	(19,459)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(60,000)	—
Long–term debt borrowings	—	34,000
Net cash flows provided by (used in) financing activities	(60,000)	34,000

Increase in cash, cash equivalents and restricted cash	13,126	25,470
Cash, cash equivalents and restricted cash – beginning of period	6,313	4,896
Cash, cash equivalents and restricted cash – end of period	$19,439	$30,366

Non-GAAP Measures

The Company defines Adjusted EBITDAX as net (loss) income plus income taxes; interest expense, net; depreciation, depletion and amortization; accretion expense on obligations; loss (gain) on derivatives, net; cash settlements of matured commodity derivative contracts; non-cash equity-based compensation; impairment of oil and natural gas properties; non-cash oil inventory adjustment; dry hole and exploration costs; gain on sales of oil and natural gas properties; reorganization items, net; and (gain) loss on equity securities.

Adjusted EBITDAX is used by the Company’s management to provide additional information and statistics relative to the performance of the business, including (prior to the creation of any reserves) the cash return on investment.  The Company believes this financial measure may indicate to investors whether or not it is generating cash flow at a level that can support or sustain quarterly interest expense and capital expenditures. Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income and this measure may vary among companies. Therefore, Harvest’s Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Reconciliation of Net (Loss) Income to Adjusted EBITDAX

($ in thousands)

	Three Months Ended
	Successor	Predecessor	Successor
	Mar 31, 2019	Mar 31, 2018	Dec 31, 2018
Net (loss) income	$(35,775)	$(15,449)	$34,267

Add:
Income taxes	285	314	78
Interest expense, net	1,519	10,475	1,991
Depreciation, depletion and amortization	4,972	27,002	5,422
Accretion expense on obligations	2,210	1,897	2,286
Loss (gain) on derivatives, net	16,774	(399)	(47,617)
Cash settlements of matured commodity derivative contracts	717	1,559	(3,977)
Non-cash equity-based compensation	99	587	83
Impairment of oil and natural gas properties	26,128	3	500
Non-cash oil inventory adjustment	—	—	(12)
Dry hole and exploration costs	39	82	113
Gain on sales of oil and natural gas properties	(13)	(2)	(650)
Reorganization items, net (1)	—	—	543
(Gain) loss on equity securities	(4,593)	—	15,960
Adjusted EBITDAX	$12,362	$26,069	$8,987

(1)

Represent costs, gains and losses directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also includes adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Total Current Hedge Position

Period	Index	Swap Volume	Swap Price
Natural Gas (MMBtus):
Apr - Dec 2019	NYMEX	19,700,000	$2.77
Jan - Dec 2020	NYMEX	23,790,000	2.71

Crude (Bbls):
Apr - Dec 2019	WTI	556,875	$63.37
Jan - Dec 2020	WTI	667,950	60.51

Ethane (Bbls):
Apr - Dec 2019	Mt Belvieu	481,250	$11.51
Jan - Dec 2020	Mt Belvieu	512,400	11.91

Propane (Bbls):
Apr - Dec 2019	Mt Belvieu	250,500	$32.76
Jan - Dec 2020	Mt Belvieu	256,200	29.23

Harvest Oil & Gas Corp., Houston, TX

Ryan Stash

713-651-1144

hvstog.com